Exhibit 99.1

Press Release
Contact: Paul R. Streiber	FOR RELEASE
Investor Relations	March 11, 2004
(214) 303-2702	6:00 AM CT
paul.streiber@radiologix.com

RADIOLOGIX, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR END

2003 RESULTS

DALLAS, Mar. 11 — Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, today announced financial results for its fourth quarter and fiscal year ended December 31, 2003.

Fourth Quarter 2003 Results

For the fourth quarter 2003, Radiologix reported service fee revenue of $66.0 million versus $64.0 million for the fourth quarter 2002, a 3.1 percent increase; a net loss of $3.0 million for the fourth quarter 2003 compared to a net loss of $1.6 million for the fourth quarter 2002; and a loss from continuing operations of $1.3 million for the fourth quarter 2003, compared to a loss from continuing operations of $585,000 for the fourth quarter 2002.

For the fourth quarter 2003, net loss per diluted share was $0.14 compared to net loss per diluted share of $0.08 for the fourth quarter 2002. For the fourth quarter 2003, loss per diluted share from continuing operations was $0.06 compared to loss per diluted share from continuing operations of $0.03 for the fourth quarter 2002.

EBITDA (as defined and described below under “EBITDA” and reconciled to the most comparable GAAP financial measure on page 10 below) from continuing operations was $8.9 million for the fourth quarter 2003 compared to $10.6 million for the fourth quarter 2002. EBITDA from continuing operations as a percent of service fee revenue was 13.4 percent for the fourth quarter 2003 compared to 16.5 percent for the fourth quarter 2002.

Loss from continuing operations excluding charges (as defined and described below under “Special Charges” and reconciled to the most comparable GAAP financial measure on page 10 below) was $237,000 for the fourth quarter 2003, compared to income from continuing operations excluding charges of $768,000 for the fourth quarter 2002.

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RADIOLOGIX, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR END

2003 RESULTS

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Loss per diluted share from continuing operations excluding charges was $0.01 for the fourth quarter 2003 compared to diluted earnings per share (“EPS”) from continuing operations excluding charges of $0.04 for the fourth quarter 2002.

EBITDA from continuing operations excluding charges (as defined and described below under “EBITDA” and “Special Charges” and reconciled to the most comparable GAAP financial measure on page 10 below) was $10.6 million for the fourth quarter 2003, compared to $12.8 million for the fourth quarter 2002, a decrease of 17.1 percent. EBITDA from continuing operations excluding charges, as a percent of service fee revenue, was 16.1 percent for the fourth quarter 2003 compared to 20.0 percent for the fourth quarter 2002.

Cash flow from operating activities was $14.2 million for the fourth quarter 2003 compared to $14.8 million for the fourth quarter 2002.

“We are very pleased that our emphasis on additional and effective marketing resources and physicians’ re-engagement in promoting their practices has resulted in the first meaningful revenue growth – for the fourth quarter 2003 compared to the fourth quarter 2002 and the third quarter 2003 – since the first and second quarters of 2002,” said Stephen D. Linehan, president and C.E.O. of Radiologix.

Mr. Linehan added, “During 2004, we will continue to concentrate on revenue growth, and we have already been focusing on operating efficiencies and lowering per-procedure costs across the country by disseminating the best practices of the most efficient and profitable centers. For 2004, our attention will be centered on continuing to drive revenue growth while increasing profitability.”

Fiscal Year End (“FYE”) 2003 Results

Fiscal year 2003 service fee revenue was $257.0 million compared to $272.2 million for fiscal year 2002, a 5.6 percent decrease.

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RADIOLOGIX, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR END

2003 RESULTS

March 11, 2004

Radiologix incurred a net loss of $8.0 million for fiscal year 2003 compared to net income of $10.8 million for fiscal year 2002. For fiscal year 2003, loss from continuing operations was $1.1 million, compared to income from continuing operations of $11.5 million for fiscal year 2002.

Net loss per diluted share for fiscal year 2003 was $0.36 compared to diluted EPS of $0.48 for fiscal year 2002. Loss per diluted share from continuing operations was $0.05 for fiscal year 2003, compared to diluted EPS of $0.51 for fiscal year 2002.

EBITDA (as defined and described below under “EBITDA” and reconciled to the most comparable GAAP financial measure on page 10 below) from continuing operations was $43.4 million for fiscal year 2003, compared to $63.5 million for fiscal year 2002, a decrease of 31.7 percent. EBITDA from continuing operations as a percent of service fee revenue was 16.9 percent for fiscal year 2003 compared to 23.3 percent for fiscal year 2002.

Income from continuing operations excluding charges (as defined and described below under “Special Charges” and reconciled to the most comparable GAAP financial measure on page 10 below) was $1.1 million for fiscal year 2003 compared to income from continuing operations excluding charges of $12.8 million for fiscal year 2002.

Diluted EPS from continuing operations excluding charges was $0.05 for fiscal year 2003 compared to diluted EPS of $0.57 for fiscal year 2002.

EBITDA from continuing operations excluding charges was $46.9 million for fiscal year 2003 compared to $65.7 million for fiscal year 2002, a 28.7 percent decrease. EBITDA from continuing operations excluding charges, as a percent of service fee revenue, was 18.2 percent for fiscal year 2003 compared to 24.2 percent for fiscal year 2002.

Cash flow from operating activities was $35.7 million for fiscal year 2003 compared to $45.5 million for fiscal year 2002.

Balance Sheet

Cash and cash equivalents were $36.8 million at December 31, 2003 compared to $19.2 million at December 31, 2002. Radiologix currently has access to the full $35.0 million under its amended credit facility, which permits Radiologix to borrow up to 85 percent of the value of eligible receivables.

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2003 RESULTS

March 11, 2004

Total debt at December 31, 2003 was $174.1 million, compared to total debt of $178.2 million at December 31, 2002. Net debt (total debt less cash and cash equivalents) at December 31, 2003 was $137.3 million compared to net debt of $159.1 million at December 31, 2002.

Days sales outstanding (“DSOs”) was 63 days at December 31, 2003 compared to 73 days at December 31, 2002.

Special Charges

Radiologix incurred special charges related to continuing operations of $1.7 million for the fourth quarter 2003, and $3.5 million for fiscal year 2003. These charges include:

•	a write off of software costs related to the impairment of a patient scheduling system of $523,000 for the fourth quarter and fiscal year 2003,

•	fees related to amending the Company’s $35 million credit facility of $363,000 for the fourth quarter and fiscal year 2003,

•	settlement of a claim of $300,000 for the fourth quarter and fiscal year 2003,

•	severance and other related costs of $288,000 for the fourth quarter 2003 and $1.6 million for fiscal year 2003,

•	an estimated expense related to our self-reporting of certain lease agreements to the Office of the Inspector General of $500,000 for fiscal year 2003, and associated legal and consulting costs related to this matter of $275,000 for the fourth quarter and fiscal year 2003.

Radiologix incurred charges related to discontinued operations of $2.5 million for the fourth quarter 2003, and $9.9 million in total for fiscal year 2003. These charges include:

•	an impairment to goodwill of $1.5 million for the fourth quarter 2003 and $8.9 million for fiscal year 2003, and

•	costs associated with closing diagnostic imaging centers of $1.0 million for the fourth quarter and fiscal year 2003.

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RADIOLOGIX, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR END

2003 RESULTS

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Discontinued Operations

At December 31, 2003, five diagnostic imaging centers were held for sale or closure. One such center was closed in January 2004, leaving four centers that are expected to be sold or closed over the next several months.

Guidance

Having examined and assessed our sector of the healthcare industry, the competitive landscape for the services we provide, our operations and opportunities for growth, we believe that Radiologix can be in a position to achieve diluted EPS from continuing operations of $0.08 to $0.10 in 2004.

Since this financial measure is for an extended period of time and because we have made several assumptions in determining this guidance, a change in the factors that affect our business could impact actual results. This guidance does not reflect acquisitions or material expansion projects.

Forward-looking statements concerning fiscal year 2004 guidance relate to future financial results or business expectations and, therefore, may prove to be inaccurate due to changing or unexpected circumstances. Fiscal year 2004 guidance is made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Please see the cautionary statements below.

GAAP and Non-GAAP Financial Information

This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including EBITDA. Radiologix believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included later in this release.

EBITDA

EBITDA (“Earnings Before Interest, Taxes, Depreciation and Amortization, and including equity in earnings of investments and minority interests”) is a non-GAAP financial measure used as an analytical indicator by Radiologix management and the healthcare industry to assess business performance. It also serves as a measure of leverage capacity and debt service ability.

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EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.

As EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.

EBITDA from continuing operations, excluding charges is used to show adjustments to EBITDA for comparative purposes to previous periods. A reconciliation of EBITDA to the most comparable GAAP financial measure may be found on pages 10 and 11 below.

Conference Call

In connection with this earnings press release, you are invited to listen to our conference call with Stephen D. Linehan, president and C.E.O., and Sami S. Abbasi, executive vice president, C.O.O. and C.F.O., that will be broadcast live over the Internet on Thursday, March 11, 2004 at 8:00 a.m. Central Time, 9:00 a.m. Eastern Time.

You may listen to the call via the Internet by navigating to Radiologix’s Web site (http://www.radiologix.com) and from the “Investor Relations” drop-down menu, click on “Conference Calls & Presentations.”

If you are unable to participate during the live Webcast, the Fourth Quarter and Fiscal Year 2003 Results Conference Call will be archived on Radiologix’s Web site, http://www.radiologix.com. To access the replay, from the “Investor Relations” drop-down menu, click on “Conference Calls & Presentations.”

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2003 RESULTS

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About Radiologix

Radiologix (http://www.radiologix.com) is a leading national provider of diagnostic imaging services, owning and operating multi-modality diagnostic imaging centers that use advanced imaging technologies such as positron emission tomography (“PET”), magnetic resonance imaging (“MRI”), computed tomography (“CT”) and nuclear medicine, as well as x-ray, general radiography, mammography, ultrasound and fluoroscopy. The diagnostic images created, and the radiology reports based on these images, enable more accurate diagnosis and more efficient management of illness for ordering physicians. Radiologix owns or operates 107 diagnostic imaging centers located in 15 states as of December 31, 2003.

Safe Harbor Statement

This press release contains forward-looking statements that relate to future financial results or business expectations and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Any forward-looking statement speaks only as of the date on which such statement is made. The information in this press release is as of March 11, 2004. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect new events or circumstances or future developments.

We have tried, whenever possible, to identify such statements by using words such as “anticipated,” “estimates,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operations or financial performances. These statements are subject to risks and uncertainties that exist in the Company’s operations and business environment. Business plans may change as circumstances warrant and actual results may differ materially from any forward-looking statements, which reflect the management’s opinion only as of the date hereof. Such risks and uncertainties include, but are not limited to, those associated with the Company’s acquisition and expansion strategy; integration of the Company’s affiliated physician practices and newly acquired imaging centers; the Company’s ability to achieve operating efficiencies and engage in successful new development efforts; interruption of operations in certain regions due to severe weather or other extraordinary events; recruitment and retention of technologists by Radiologix and radiologists by the contracted

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2003 RESULTS

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radiology groups; regulatory changes; the enforceability of its Service Agreements and related documents; reimbursement trends; governmental policies; and general economic and business conditions. Such risks and uncertainties, as well as additional risk factors which could affect the forward-looking statements made in this press release, are included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002 (which will be updated by its Annual Report on Form 10-K for the year ended December 31, 2003 shortly) and its periodic reports on Forms 10-Q and 8-K (if any).

We cannot guarantee that any forward-looking statements will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

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RADIOLOGIX, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR END

2003 RESULTS

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Radiologix, Inc.

Summary Income Statements

(In thousands, except per share data)

	Unaudited		Audited
	3 Months Ended Dec. 31,		Fiscal Year Ended Dec. 31,
	2002	2003	2002	2003
Service fee revenue	$64,003	$65,985	$272,190	$257,014
Salaries and benefits	20,456	22,139	80,785	84,313
Field supplies	4,100	4,617	16,636	17,568
Field rent and lease expense	7,643	8,671	29,664	32,497
Other field expenses	11,209	12,728	44,714	44,371
Bad debt expense	5,604	5,414	23,373	21,927
Severance and other related costs	978	288	978	1,568
Impairment charge on long-lived assets	1,277	—	1,277	—
Corporate general and administrative	3,097	4,166	14,674	14,742
Total costs and expenses	$54,364	$58,023	$212,101	$216,986

Equity in earnings of investments	1,149	923	4,568	4,082
Minority interests in consolidated subsidiaries	(230)	(18)	(1,185)	(748)

Depreciation and amortization	6,970	6,710	25,614	27,110
Interest expense, net	4,563	4,300	18,714	18,012

Income (loss) from continuing operations, before income taxes	$(975)	$(2,143)	$19,144	$(1,760)
Income tax expense (benefit)	(390)	(857)	7,658	(704)
Income (loss) from continuing operations	$(585)	$(1,286)	$11,486	$(1,056)

Discontinued operations
Loss from discontinued operations, before income taxes	$(1,752)	$(2,829)	$(1,217)	$(11,512)
Income tax benefit	(701)	(1,132)	(487)	(4,605)
Loss from discontinued operations	$(1,051)	$(1,697)	$(730)	$(6,907)

Net income (loss)	$(1,636)	$(2,983)	$10,756	$(7,963)

Income (loss) per common share
Income (loss) from cont. ops. – basic	$(0.03)	$(0.06)	$0.55	$(0.05)
Income (loss) per share – basic	$(0.08)	$(0.14)	$0.51	$(0.37)
Weighted average shares – basic	21,581	21,764	20,957	21,724

Income (loss) per share from cont. ops.–diluted	$(0.03)	$(0.06)	$0.51	$(0.05)
Income (loss) per share – diluted	$(0.08)	$(0.14)	$0.48	$(0.36)
Weighted average shares – diluted	21,803	22,081	23,967	21,948

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2003 RESULTS

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Radiologix, Inc.

Reconciliation of Non-GAAP Financial Information

(In thousands, except per share data)

	3 Months 12/31/2002	Percent of Revenue	3 Months 12/31/2003	Percent of Revenue
Service fee revenue	$64,003	100.0	$65,985	100.0
Loss from continuing operations	$(585)	(0.9)	$(1,286)	(1.9)
Less: Inc. tax benefit from continuing ops.	390	0.6	857	1.3
Add: Interest expense, net	4,563	7.1	4,300	6.5
Add: Depreciation and amortization	6,970	10.9	6,710	10.1
EBITDA from continuing operations	$10,558	16.5	$8,867	13.4
Add: Severance costs	978	1.5	288	0.5
Add: Impairment charge on long-lived assets	1,277	2.0	—	—
Add: Other charges (included in Other field expenses)	—	—	1,461	2.2
EBITDA from continuing operations, excluding severance costs and charges	$12,813	20.0	$10,616	16.1

	12 Months 12/31/2002	Percent of Revenue	12 Months 12/31/2003	Percent of Revenue
Service fee revenue	$272,190	100.0	$257,014	100.0
Income (loss) from continuing operations	$11,486	4.2	$(1,056)	(0.4)
Add: Inc. tax expense from continuing ops.	7,658	2.8	—	—
Less: Inc. tax benefit from continuing ops.	—	—	704	0.3
Add: Interest expense, net	18,714	6.9	18,012	7.0
Add: Depreciation and amortization	25,614	9.4	27,110	10.6
EBITDA from continuing operations	$63,472	23.3	$43,362	16.9
Add: Severance costs	978	0.4	1,568	0.6
Add: Impairment charge on long-lived assets	1,277	0.5	—	—
Add: Other charges (included in Other field expenses)	—	—	1,961	0.7
EBITDA from continuing operations, excluding severance costs and charges	$65,727	24.2	$46,891	18.2

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2003 RESULTS

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Radiologix, Inc.

Reconciliation of Non-GAAP Financial Information

(In thousands, except per share data)

	3 Mos. Ended 12/31/2002	3 Mos. Ended 12/31/2003	FYE 12/31/2002	FYE 12/31/2003
Net income (loss)	$(1,636)	$(2,983)	$10,756	$(7,963)
Less: Inc. tax benefit from disc. ops.	701	1,132	487	4,605
Add: Loss from discontinued operations	1,752	2,829	1,217	11,512
Income (loss) from continuing operations	$(585)	$(1,286)	$11,486	$(1,056)
Add: Severance costs, net of tax	587	173	587	941
Add: Impairment charge on long-lived assets, net of tax	766	—	766	—
Add: Other charges, net of tax	—	876	—	1,176
Income (loss) from continuing operations, excluding severance costs and charges	$768	$(237)	$12,839	$1,061
Fully diluted shares outstanding	21,803	22,081	23,967	21,948
Income (loss) per share from cont. ops., excl. charges – diluted	$0.04	$(0.01)	$0.57	$0.05

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RADIOLOGIX, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR END

2003 RESULTS

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Radiologix, Inc.

Summary Balance Sheets

(In thousands)

	Audited	Audited
	December 31, 2002	December 31, 2003
CURRENT ASSETS
Cash and cash equivalents	$19,153	$36,766
Accounts receivable, net	69,377	58,746
Due from affiliates	5,100	4,104
Assets held for sale	—	251
Other current assets	7,225	7,571
Total current assets	$100,855	$107,438
Property and equipment, net	62,103	60,233
Investment in joint ventures	10,149	10,665
Goodwill	28,510	20,110
Intangible assets, net	72,151	67,917
Deferred financing cost, net	9,719	8,151
Other assets	12,604	4,622
Total assets	$296,091	$279,136

CURRENT LIABILITIES
Accounts payable and accrued expenses	$19,145	$14,598
Accrued physician retention	8,216	8,821
Accrued salaries and benefits	8,268	7,788
Current portion of long-term debt	266	261
Current portion of capital lease obligation	4,052	1,438
Other current liabilities	458	482
Total current liabilities	$40,405	$33,388
Deferred income taxes	4,200	4,260
Long-term debt, net of current portion	160,412	160,081
Convertible debt	11,980	11,980
Capital lease obligations, net of current portion	1,519	295
Deferred revenue	7,721	7,312
Other liabilities	147	319
Total liabilities	$226,384	$217,635
Minority interests in consolidated subsidiaries	1,340	817
Total stockholders’ equity	68,367	60,684
Total liabilities and stockholders’ equity	$296,091	$279,136

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